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                                                                     EXHIBIT 2.2

                                                                October 13, 2001

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                                 AMENDMENT NO. 1

                          Dated as of October 13, 2001

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER

                           Dated as of August 28, 2001

                                  By and Among

                    ALLIED RISER COMMUNICATIONS CORPORATION,

                        COGENT COMMUNICATIONS GROUP, INC.

                                       And

                        AUGUSTUS CAESAR MERGER SUB, INC.






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                                                                      SCHEDULE Y


                             AMENDMENT NO. 1 TO THE
                          AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 1 (this "Amendment"), dated as of October 13, 2001, to the Agreement and Plan of Merger (the "Agreement"), dated as of August 28, 2001, is entered into by and among Allied Riser Communications Corporation, a Delaware corporation (the "Company"), Cogent Communications Group, Inc., a Delaware corporation ("Parent"), and Augustus Caesar Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"). Capitalized terms used in this Amendment, and not defined herein, have the meanings set forth in the Agreement.

                                    RECITAL:

         The respective Boards of Directors of the Company, Parent and Merger Sub have approved this Amendment;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in the Agreement and this Amendment, the parties hereto agree as follows:

                                   AGREEMENT:

         1. Exhibit A to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex A to this Amendment.

         2. Exhibit C to the Agreement is hereby amended and restated in its entirety to read as set forth in Annex B to this Amendment.

         3. Section 3.01(b) of the Parent Disclosure Schedule is amended and restated in its entirety to read as set forth in Schedule X to this Amendment.

         4. Section 3.01 is hereby amended by adding the following subsection
(y) immediately following subsection (x) thereof:

            "(y) No Going Private. Parent does not intend, prior to six months after the Effective Time, to consummate a "Rule 13e-3 transaction" as defined in Rule 13e-3 promulgated under the Exchange Act or to otherwise acquire, directly or indirectly, more than 80% of the shares of Parent Common Stock issued in the Merger."

         5. Section 4.01 of the Company Disclosure Schedule is hereby amended to increase by $5,000,000 the Authorized Company Cash Expenditures for the fourth quarter of 2001. The Company shall allocate this additional amount of Authorized Company Cash Expenditures in its sole discretion among the categories of expenses and obligations included in Section 4.01 of the Company Disclosure Schedule.

         6. Section 4.01 of the Agreement is hereby amended by adding the following subsection (d) and (e) immediately following subsection (c) thereof:

                  "(d) Exceptions. Notwithstanding anything to the contrary contained in this Section 4.01 or elsewhere in this Agreement, the Company and its Subsidiaries may (i) enter into a settlement agreement on the terms

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         set forth in Section 4.01(d) to the Company Disclosure Schedule; and
         (ii) terminate their connectivity contracts, telecommunications license agreements, office leases and contracts for access to real estate or circuits to the extent such terminations are consistent with the Authorized Company Cash Expenditures.

                  (e) No Acquisitions by Parent. Except as contemplated by this Agreement, neither Parent nor any of its Subsidiaries shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any material business or any person, other than purchases of supplies in the ordinary course of business; provided, however, that this Section 4.01(e) shall not prohibit (x) any merger or consolidation of a direct or indirect wholly owned Subsidiary of Parent with and into Parent or another direct or indirect wholly owned Subsidiary of Parent, (y) the sale of a substantial portion of the stock or assets of a direct or indirect wholly owned Subsidiary of Parent to Parent, or another direct or indirect wholly owned Subsidiary of Parent, or (z) the creation of new, wholly owned Subsidiaries of Parent organized to conduct or continue activities expressly permitted under this Agreement."

         7. Section 4.01 of the Company Disclosure Schedule is hereby amended by adding, immediately following subsection (a) thereof, the subsection (d) set forth in Schedule Y to this Amendment.

         8. Section 4.02 of the Agreement is hereby amended by adding the following subsection (g) immediately following subsection (f) thereof:

                  "(g) Notwithstanding anything to the contrary in this Section
         4.02 or elsewhere in this Agreement, the Company, and its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representatives may participate in discussions and negotiations with the Company's noteholders to the extent such discussions relate to the Company's notes or the terms of the related indenture or any restructuring of the Company's obligations under such notes or indenture; provided, however, that the Company may not enter into any agreement with, or make any payment to, such noteholders or their representatives without the prior written consent of Parent."

         9. The penultimate and last provisos of Section 5.07(c) of the Agreement, which follow the phrase "no less favorable to such directors, officers or fiduciaries;" are hereby amended and restated in their entirety to read as follows:

                  "provided, however, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.07(c) in excess of 200% of the amount of the aggregate premiums paid by a party to this Agreement in 2001 on an annualized basis for such purpose, provided, further, that the Surviving Corporation shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount."

         10. Each of Sections 5.15 and 6.02(g) of the Agreement is hereby amended by replacing "$65,000,000" with "$62,000,000."

         11. Article 5 of the Agreement is hereby amended by adding the following Sections 5.17, 5.18 and 5.19 immediately following Section 5.16:

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                  "SECTION 5.17 Voting Agreements. The Company shall use
         reasonable best efforts to cause each of the persons set forth in
         Section 6.03(f) of the Company Disclosure Schedule to execute and deliver, on or as soon as reasonably practicable after October 12, 2001, to Parent and the Company an agreement substantially in the form of Exhibit E to this Agreement.

                  SECTION 5.18 Director Designation. Immediately prior to the Effective Time, Parent shall appoint to Parent's Board of Directors an individual designated by the Company, provided that such designee must be satisfactory to each of the persons set forth in Section 6.03(f) of the Company Disclosure Schedule.

                  SECTION 5.19 No Going Private Transaction. Prior to six months after the Effective Time, Parent shall not (a) consummate a "Rule 13e-3 transaction" as defined in Rule 13e-3 promulgated under the Exchange Act or (b) acquire, directly or indirectly, more than 80% of the shares of Parent Common Stock issued in the Merger."

         12. Exhibit E of the Agreement is hereby amended and restated in its entirety to read as set forth in Annex C to this Amendment.

         13. Section 6.03(f) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "(f)     [Intentionally omitted.]"

         14. Clause (i) of Section 7.01(b) is hereby amended and restated in its entirety to read as follows:

                  "(i) if the Merger shall not have been consummated by December 7, 2001 (the "Agreement Termination Date"); provided, however, that (x) if Parent or the Company is informed by the SEC that it will review, and does review, the Form S-4 or the Company Proxy Statement, then the Agreement Termination Date shall be deemed to be the earlier of January 31, 2002 and the 25th day after the effective date of the Form S-4, and
         (y) the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;".

         15. Section 7.01(b) is hereby amended by adding the following clauses
(v) and (vi) immediately following clause (iv) thereof:

                  "(v) if a document or documents constituting the Company Proxy Statement and Form S-4 shall not have been preliminarily filed with the SEC on or prior to October 16, 2001; or

                  (vi) Parent shall not have issued at least $62,000,000 of shares of the Series C Preferred Stock for cash on substantially the terms set forth in the Parent Restated Certificate and Section 3.01(b) of the Parent Disclosure Schedule on or prior to October 17, 2001."


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         16. Section 7.02(a) is hereby amended by adding the following sentence as the last sentence thereof:

                           "Notwithstanding anything to the contrary in this Agreement, in the event of a termination of this Agreement pursuant to clause (i), (v) or (vi) of Section 7.01(b), this Agreement shall forthwith become void and have no effect, without any liability or obligation under this Agreement on the part of the Company, Parent, or Merger Sub, other than the provisions of the Confidentiality Agreement,
         Section 5.04 (last sentence only), Section 5.08, this subsection (a) of
         Section 7.02, and Article 8."

         17. Clause (b) of Section 8.06 is hereby amended and restated in its entirety to read as follows:

         "(b) are not intended to confer upon any person other than the parties any rights or remedies, except for the provisions of Article 2 and of Sections 5.06, 5.07, and 5.19, which are intended to confer a benefit on and be enforceable by the individuals specified therein and their respective legal representatives."

All other terms and conditions of Article 8 of the Agreement are incorporated into this Amendment by reference.





                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this
Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                  ALLIED RISER COMMUNICATIONS
                                  CORPORATION

                                  By: /s/ Gerald Dinsmore
                                      ---------------------------------
                                      Name: Gerald Dinsmore
                                      Title: Chief Executive Officer


                                  COGENT COMMUNICATIONS GROUP, INC.

                                  By: /s/ David Schaeffer
                                      ---------------------------------
                                      Name: David Schaeffer
                                      Title: Chief Executive Officer


                                  AUGUSTUS CAESAR MERGER SUB, INC.

                                  By: /s/ David Schaeffer
                                      ---------------------------------
                                      Name: David Schaeffer
                                      Title: Chief Executive Officer